                                                                    EXHIBIT 99.6


PRO FORMA CONDENSED FINANCIAL STATEMENTS

         The following summary unaudited pro forma condensed consolidated financial data of Weatherford is based on the historical financial data of Weatherford and the historical financial data of Dailey. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1998, and the three months ended March 31, 1999, give effect to Weatherford's proposed acquisition of Dailey as if the transaction had occurred on January 1, 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the proposed acquisition as if this transaction had occurred on March 31, 1999.

         The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the aforementioned dates, or that may be achieved in the future. In particular, the pro forma financial statements do not give effect to any cost savings or additional synergies that may be realized by us as a result of the proposed acquisition. We currently expect to realize around $20 million in annual cost savings and $8 million in additional annual margins from the acquisition. These benefits are not reflected in the pro forma adjustments and are subject to various uncertainties described below under "Forward Looking
Statements".   As a result, while we currently expect to realize these benefits from the acquisition, there can be no assurance that these benefits will be fully realized.

         All other acquisitions by Weatherford are not material individually or in the aggregate; therefore, pro forma information is not reflected. Because this pro forma information is a summary, it does not contain all information that may be important to you. You should also read the following:

         o Weatherford's Management's Discussion and Analysis of Financial Condition and Results of Operations and its financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 1998.

         o Weatherford's Quarterly Report on Form 10-Q for the period ended March 31, 1999.

         o Dailey's Management's Discussion and Analysis of Financial Condition and Results of Operations and its financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 1998.

         o Dailey's Quarterly Report on Form 10-Q for the period ended March 31, 1999.


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                    WEATHERFORD INTERNATIONAL, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          As of March 31, 1999
                             (In thousands)


                                                       WEATHERFORD    DAILEY        PRO FORMA         WEATHERFORD
                                                       HISTORICAL    HISTORICAL    ADJUSTMENTS         PRO FORMA
                                                       -----------   ----------    -----------        -----------
ASSETS
Current assets:
  Cash and cash equivalents                            $   34,736    $   19,185    $   (17,667)(a)(b) $    36,254
  Accounts receivable, net                                367,298        33,002             --            400,300
  Inventories                                             522,157            --             --            522,157
  Other current assets                                    144,873         3,142        (31,513)(b)(c)     116,502
                                                       ----------    ----------    -----------        -----------
          Total current assets                          1,069,064        55,329        (49,180)         1,075,213
                                                       ----------    ----------    -----------        -----------
Property, plant and equipment, net                      1,008,014       149,674        (11,376)(d)      1,146,312
Goodwill, net                                             837,704        21,979             --            859,683
Other assets                                              122,578        24,054         (7,640)(e)        138,992
                                                       ----------    ----------    -----------        -----------
                                                       $3,037,360    $  251,036    $   (68,196)       $ 3,220,200
                                                       ==========    ==========    ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current
     portion of long-term debt                         $  225,431    $      736    $        --        $   226,167
  Accounts payable                                        108,174        12,426             --            120,600
  Other accrued liabilities                               180,881         7,948          3,177 (f)        192,006
                                                       ----------    ----------    -----------        -----------
          Total current liabilities                       514,486        21,110          3,177            538,773
                                                       ----------    ----------    -----------        -----------
Long-term debt                                            230,111       275,067       (275,000)(e)        230,178
Minority interests                                        268,840            --             --            268,840
Deferred income taxes and other                           140,180         7,011             --            147,191
5% Convertible Subordinated
     Preferred Equivalent Debentures                      402,500            --             --            402,500
Stockholders' equity:
  Common stock                                            107,949           106          4,493 (g)(h)     112,548
  Capital in excess of par                              1,122,694        53,062         93,814 (g)(h)   1,269,570
  Treasury stock, at cost                                (268,460)       (4,061)         4,061 (h)       (268,460)
  Retained earnings  (deficit)                            609,723      (100,190)       100,190 (h)        609,723
  Accumulated other comprehensive
     loss                                                 (90,663)       (1,069)         1,069 (h)        (90,663)
                                                       ----------    ----------    -----------        -----------
          Total stockholders' equity                    1,481,243       (52,152)       203,627          1,632,718
                                                       ----------    ----------    -----------        -----------
                                                       $3,037,360    $  251,036    $   (68,196)       $ 3,220,200
                                                       ==========    ==========    ===========        ===========

                 WEATHERFORD INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               For the Year Ended December 31, 1998
             (In thousands, except per share amounts)


                                                                 WEATHERFORD     DAILEY        PRO FORMA        WEATHERFORD
                                                                 HISTORICAL     HISTORICAL    ADJUSTMENTS        PRO FORMA
                                                                 -----------    ----------    -----------       ------------
Revenues                                                         $ 2,010,654    $  132,317    $    (1,046)(i)   $ 2,141,925
                                                                 -----------    ----------    -----------       -----------
Costs and expenses:
        Cost of sales                                              1,426,785       108,896         (2,432)(i)(j)  1,533,249
        Selling, general and administrative                          293,403        39,058             --           332,461
        Merger costs and other charges                               144,097        56,450             --           200,547
        Equity in earnings of unconsolidated affiliates               (2,679)           --             --            (2,679)
                                                                 -----------    ----------    -----------       -----------
                                                                   1,861,606       204,404         (2,432)        2,063,578
                                                                 -----------    ----------    -----------       -----------
Operating income                                                     149,048       (72,087)         1,386            78,347
                                                                 -----------    ----------    -----------       -----------
Other income (expense):
        Interest expense                                             (54,497)      (24,429)        23,750 (k)       (55,176)
        Interest income                                                2,969         3,425           (521)(l)         5,873
        Other income (expense), net                                    1,868           (42)            --             1,826
                                                                 -----------    ----------    -----------       -----------
                                                                     (49,660)      (21,046)        23,229           (47,477)
                                                                 -----------    ----------    -----------       -----------
Income (loss) before income taxes                                     99,388       (93,133)        24,615            30,870
Provision for income taxes                                            34,551         2,115          8,615 (m)        45,281
                                                                 -----------    ----------    -----------       -----------
Income (loss) from continuing operations                         $    64,837    $  (95,248)   $    16,000       $   (14,411)
                                                                 ===========    ==========    ===========       ===========
Income (loss) from continuing operations per share:
        Basic                                                    $      0.67                                    $     (0.14)
                                                                 ===========                                    ===========
        Diluted                                                  $      0.66                                    $     (0.14)
                                                                 ===========                                    ===========
Weighted average shares outstanding:
        Basic                                                         97,065                                        101,664 (n)
                                                                 ===========                                    ===========
        Diluted                                                       97,757                                        101,664
                                                                 ===========                                    ===========

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                 WEATHERFORD INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

             For the Three Months Ended March 31, 1999
             (In thousands, except per share amounts)


                                                         Weatherford       Dailey       Pro Forma       Weatherford
                                                          Historical     Historical    Adjustments       Pro Forma
                                                         -----------     ----------    -----------      -----------
Revenues                                                 $  353,834      $   28,339    $      (525)(i)  $   381,648
                                                         ----------      ----------    -----------      -----------
Costs and expenses:
        Cost of sales                                       259,261          24,943           (702)(i)(j)   283,502
        Selling, general and administrative                  78,002           8,240             --           86,242
        Reorganization costs                                     --           1,239             --            1,239
        Equity in earnings of unconsolidated affiliates        (454)           (509)            --             (963)
                                                         ----------      ----------    -----------      -----------
                                                            336,809          33,913           (702)         370,020
                                                         ----------      ----------    -----------      -----------
Operating income                                             17,025          (5,574)           177           11,628
                                                         ----------      ----------    -----------      -----------
Other income (expense):
        Interest expense                                    (12,652)         (6,900)         6,746 (k)      (12,806)
        Interest income                                       1,521             747         (1,122)(l)        1,146
        Other income (expense), net                            (854)            272             --             (582)
                                                         ----------      ----------    -----------      -----------
                                                            (11,985)         (5,881)         5,624          (12,242)
                                                         ----------      ----------    -----------      -----------

Income (loss) before income taxes and minority
  interests                                                   5,040         (11,455)         5,801             (614)
Provision for income taxes                                    1,764           1,081          2,030 (m)        4,875
                                                         ----------      ----------    -----------      -----------
Income (loss) from continuing operations                      3,276         (12,536)         3,771           (5,489)
Minority interest expense, net of taxes                         738              --             --              738
                                                         ----------      ----------    -----------      -----------
Net income (loss)                                        $    2,538      $  (12,536)   $     3,771      $    (6,227)
                                                         ==========      ==========    ===========      ===========

Net income (loss) per share :
        Basic                                            $     0.03                                     $     (0.06)
                                                         ==========                                     ===========
        Diluted                                          $     0.03                                     $     (0.06)
                                                         ==========                                     ===========
Weighted average shares outstanding:
        Basic                                                97,315                                         101,914 (n)
                                                         ==========                                     ===========
        Diluted                                              98,007                                         101,914
                                                         ==========                                     ===========


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
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

      The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by Weatherford's management using information currently available.

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet are described below:

     (a) To record the cash payment of $15.0 million for transaction and severance costs.

     (b) To record Weatherford's May 24, 1999 purchase of Dailey's 9 1/2% Senior Notes due 2008 (the "Senior Notes") for $2.7 million (face value of $4.4 million).

     (c) To reverse Weatherford's $34.2 million net investment (face value $64.7 million) in the Senior Notes.

     (d) To reflect the initial estimate of the write-down of Dailey's property, plant, and equipment to fair market value.

     (e) To reflect the retirement of the Senior Notes and the write-off of related debt issuance costs.

     (f) To reverse $3.3 million in accrued interest and the $1.1 million income tax receivable related to the Senior Notes. To accrue $5.3 million for litigation and other contingencies relating to Dailey.

     (g) To reflect the issuance of $195.0 million in shares of Weatherford common stock less $43.5 million in Weatherford common stock to be received by Weatherford in respect of the Senior Notes held by Weatherford. The net shares to be issued are approximately 4.6 million shares, valued at $32 15/16 per share, which was the closing market price on May 20, 1999. Of this amount, the Dailey shareholders will receive shares valued at $10.0 million and the balance of the shares will be issued to the holders of the Senior Notes other than Weatherford.

     (h) To eliminate Dailey's equity, which consists of $0.1 million common stock, $53.1 million capital in excess of par, $4.1 million of treasury stock, $100.2 million of retained deficit, and $1.1 million of accumulated other comprehensive loss.

     The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations are described below:

     (i) To eliminate revenues of $1.0 million and $0.5 million and related costs of $0.2 million and $0.1 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively, associated with transactions between Dailey and Weatherford.

     (j) To reverse depreciation expense of $2.2 million and $0.6 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively, to reflect the write-down of property, plant, and equipment to fair market value. Such property, plant and equipment is being depreciated over five years.

     (k) To eliminate interest expense to reflect the retirement of the Senior Notes.

     (l) To eliminate Weatherford's interest income related to its investment in the Senior Notes.

     (m) To record the income tax provision related to the effect of the pro forma adjustments at the statutory rate.

     (n) Weatherford's historical shares outstanding and basic weighted average pro forma shares outstanding as of March 31, 1999, were 97,283,731 and 101,914,007, respectively. Weatherford's historical shares outstanding and basic weighted average pro forma shares outstanding as of December 31, 1998, were 97,328,462 and 101,663,578, respectively.

FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements relating to our proposed acquisition of Dailey. We believe these statements constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this report. In addition to the general market risks described in our Annual and Quarterly Reports, there exist risks and uncertainties relating to the Dailey acquisition, including, but not limited to, the following:

     o BANKRUPTCY UNCERTAINTIES. Our acquisition of Dailey is subject to bankruptcy court approval. Although we have received agreements from the holders of more than two-thirds of the claims of Dailey's impaired creditors, there can be no assurance that the acquisition will be completed in a timely manner. Our pro forma financial statements assume that the acquisition of Dailey will be completed between 60 and 120 days without any unexpected administrative costs and expenses or unknown claims against Dailey. To the extent the bankruptcy process takes longer than anticipated or claims, including severance, exceed those currently projected the costs of the acquisition could be greater than that set forth in the pro forma financial statements.

     o COST SAVINGS. We currently expect that our acquisition of Dailey will allow us to realize around $20 million in annual cost savings through the elimination and reduction of overlapping costs. Our ability to achieve these savings will be dependent on our ability to integrate the operations of the acquired business, including personnel, systems and facilities.

     o SYNERGIES. We currently expect to realize around $8 million annually in additional margins from the manufacture of our own drilling and fishing jars. These savings will be dependent on the ultimate amount of jar business conducted by us, which in turn will be dependent on market conditions. Our ability to realize these benefits will also be dependent on the timing of the conversion of our current jar lines to the Dailey jar line.




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